Securities and Exchange Commission
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report July 11, 2005

Commission file Number 0-28416

ValCom, Inc.

(Name of small business issuer specified in its charter)

Delaware	58-1700840
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(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

920 S. Commerce
Las Vegas, NV 89106
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(Address of Principal executive offices) (Zip code)

(702) 385-9000
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Issuer's telephone number

ITEM 5.02 RESIGNATION OF REGISTRANT’S DIRECTORS

A.)
July 7, 2005 the Registrant’s Board of Directors has accepted the resignation of one of its members of the Board of Directors, Ms. Karien Anderson, effective immediately. Ms. Karien Anderson’s resignation terminates all agreements and contracts previously in place. Ms. Karien Anderson had no disagreement with the registrant.

B.)
July 7, 2005 the Registrant’s Board of Directors has appointed Bonnie Nelson to its Board of Directors effective immediately. Ms. Bonnie Nelson has been involved in Investment Banking and Public Companies for over twenty-five years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

A.)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED-Not Applicable.

B.)	PRO FORMA FINANCIAL INFORMATION-Not Applicable.

C.)	EXHIBITS-Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant. has duly caused this statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2005	ValCom, Inc.

By: /s/ Vince Vellardita
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Vince Vellardita